EXHIBIT 32.01

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Martin Beaulieu, the Principal Executive Officer of Altegris Advisors, L.L.C., the General Partner of Altegris QIM Futures Fund, L.P. (the “Partnership”), certify that (i) the Annual Report of the Partnership on Form 10-K for the period ending December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 29, 2019

/s/ Martin Beaulieu

Martin Beaulieu

Principal Executive Officer

Altegris Advisors, L.L.C.

General Partner of Altegris QIM Futures Fund, L.P.